Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES MASTER SERVICES AGREEMENT WITH bioRASI FOR PLANNED

LATE-STAGE CLINICAL STUDY AND COMMERCIALIZATION ACTIVITIES

FOR GENERX PRODUCT CANDIDATE IN INTERNATIONAL MARKETS

SAN DIEGO, CA – June 10, 2010 – Cardium Therapeutics (NYSE Amex: CXM) today announced that it has entered into a Master Services Agreement with bioRASI, an international contract research organization, to assist Cardium in the conduct of a planned late-stage clinical study and commercialization activities for Cardium’s Generx (Ad5FGF-4) drug candidate in Russia and affiliated jurisdictions, as well as in potentially other newly industrializing markets. Under the terms of the agreement, bioRASI will assist Cardium to conduct a late-stage clinical study to evaluate the efficacy and safety of Cardium’s Generx product candidate at up to three leading medical centers in Moscow and to assist the Company in commercialization activities in these international markets.

The Generx clinical study is expected to be initiated in the second half of this year and will be a randomized, controlled, parallel-group, multicenter study to evaluate the safety and efficacy of Generx using adenosine SPECT imaging of myocardial blood flow in patients with stable angina pectoris. The primary endpoint will be the change in reversible perfusion defect size as measured by adenosine SPECT imaging, which is directly analogous to that successfully used in a Phase 2a clinical study of Generx.

Positive results from the prior Phase 2a clinical study (Grines et al., J Am Coll Cardiol 2003; 42:1339-47) showed that Generx improved myocardial blood flow in the ischemic region of the hearts of men and women following a single intracoronary infusion as measured by the objective efficacy endpoint of SPECT imaging. As noted in the publication, the mean change observed in Generx-treated patients was a 4.2% absolute reduction (which represents a 20% relative reduction) in the reversible perfusion defect size from baseline at eight weeks (p<0.001), while the placebo group showed only a 1.6% absolute reduction from baseline (not significant) at eight weeks following treatment. The observed treatment effect for patients receiving Generx was similar in magnitude to that reported in the literature for patients undergoing angioplasty/stent or revascularization procedures with reversible perfusion defects of comparable size at one year following these procedures.

The Company believes that Generx could potentially be developed as a cost effective front-line therapy for patients with coronary artery disease in the large markets of newly-industrializing countries who often do not have access to costly advanced care procedures such as coronary angioplasty and stenting, or cardiac bypass surgery (which in the U.S. can cost $50,000 to $100,000 over a five-year period following initial treatment). Having such additional clinical evidence confirming the safety and effectiveness of Generx for improving coronary collateral circulation in men and women with severe coronary artery disease could also potentially be used to optimize and broaden commercial development pathways in the U.S. and other major markets such as Europe.

“We are pleased to be working with bioRASI as their expansive global clinical research experience should provide Cardium with an effective and cost-efficient means of advancing our Generx product development efforts and expanding our clinical database to support the potential commercialization of this novel product candidate. Based on data indicating that Generx appears to safe and has the potential to substantially increase coronary blood flow in the context of heart disease, together with an independent 10-year study that underscored the significance of coronary circulation for long-term cardiac health, we believe that our Generx product candidate could be developed as a front-line therapy for coronary artery disease from a more global perspective. Additional data gained from our planned clinical study should also help support an expanded U.S. registration dossier by providing additional safety data and potentially alternative efficacy measures. The more objective SPECT imaging endpoint is designed to directly assess the ability of the heart to increase myocardial blood flow under conditions such as stress and is considered to be an important indicator of cardiac function and the ability of a patient’s heart to effectively handle routine exercise and daily activities, which can have a dramatic impact on a patient’s health and quality of life,” stated Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer.

Generx Product Candidate

Generx (alferminogene tadenovec, Ad5FGF-4) is a DNA-based angiogenic growth factor therapeutic product candidate representing a new class of cardiovascular biologics as a treatment for patients with advanced coronary artery disease. Generx is designed to stimulate and promote the growth of supplemental collateral vessels to enhance myocardial blood flow (perfusion) following a one-time intracoronary administration from a standard cardiac infusion catheter in patients who have insufficient blood flow due to atherosclerotic plaque build-up in the coronary arteries. Generx has progressed through four randomized, placebo controlled clinical studies at over 100 medical centers in the United States and Western Europe that have enrolled over 650 patients.

About bioRASI

bioRASI is a full service global CRO that collaborates with the leading biotech and pharmaceutical companies in the clinical development of novel and generic therapeutics. bioRASI services include program management, regulatory, clinical, data management and analysis, compliance and audit. bioRASI leverages its access to world renowned researchers and facilities in the U.S., Europe and Asia, to achieve critical scientific, clinical and business results. bioRASI is headquartered in Hollywood, FL and has offices in Miami, Los Angeles, San Diego, Wilmington, NC and overseas in Moscow, Kiev, Belgrade, Riga and Mumbai. Information about bioRASI is available at www.biorasi.com.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s investment portfolio includes the Tissue Repair Company and Cardium Biologics, medical technology companies primarily focused on the development of innovative therapeutic products for wound healing, bone repair, and cardiovascular indications. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Generx can be successfully advanced in clinical studies outside of the U.S.; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures, or that clinical studies even if successful will lead to product advancement or partnering; that improvements in the formulation or use of Generx will be commercially practicable, or that Generx could be successfully advanced as a therapeutic in developing markets or that the results of studies in such markets could be used to advance or broaden the regulatory or commercialization activities of Generx in the U.S. or other markets; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that FDA or other regulatory clearances or other certifications, or other commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; or that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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